EXHIBIT 10.8.5. : ALCAN SUPPLEMENTAL RETIREMENT BENEFIT PLAN (CANADA)

SCHEDULE OF AMENDMENTS 02-1

1.            The following subsection is added immediately after subsection 1.01:

"1.01.1      Supplemental Plan Amendments (from the Effective Date to June 2002)

During this period, the Supplemental Plan was amended on numerous occasions for the purpose of augmenting and improving pension benefits and coordinating the provisions of the Supplemental Plan with those of the Plan.  Eight pension benefit augmentations were granted, a bridge benefit was added and early retirement factors were improved.  A new payment guarantee was added providing a 60% spousal with a 10 year guarantee.  Several pension payment guarantees now apply as well to the bridge benefit."

2.            The sole paragraph of subsection 5.02 is replaced by the following:

"The annual rate of Interest credited for a calendar year shall be the annual return for that calendar year derived from the investment of the assets of the Plan, less investment expenses and administration costs, as determined by the Actuary of the Plan."

3.      The sole paragraph of subsection 5.03 is replaced by the following:

"The rate of interest credited on a lump sum payment which falls due shall be at the rate applied to similar payments under the Plan in respect of each month of the period starting from either the Date of Determination or the last calendar year-end when interest was computed and credited in accordance with subsection 5.02, whichever applies, and ending with the first of the month of payment."

4.      Paragraph 6.02 (ii) is replaced by the following:

"he has attained age 55 and he is not entitled to a refund under subsection 12.01 of the Plan."

5.      Paragraph 8.02(c) is amended by replacing the clause which reads

"The bridge benefit begins on the Pension Commencement Date of his retirement benefit and is payable in monthly instalments until the earlier of the following dates:  (i) his date of death and, (ii) the limit date and, is reduced by any bridge benefit or its equivalent payable from the Plan and from a pension plan of an Affiliated Company or a Predecessor Company to the extent that credited service under such plan is recognized as Credited Past Service under the Plan in accordance with paragraphs 4.03(a) or 4.03(b) of the Plan."

by the following clause

"The bridge benefit begins on the Pension Commencement Date of his retirement benefit and is payable to him in monthly instalments until the limit date; or until his death if before the limit date and thereafter is payable to his Spouse or Beneficiary, as the case may be, in accordance with the retirement pension guarantee elected by the Member under section 9 and, is reduced by any bridge benefit or its equivalent payable from the Plan and from a pension plan of an Affiliated Company or a Predecessor Company to the extent that credited service under such plan is recognized as Credited Past Service under the Plan in accordance with paragraphs 4.03(a) or 4.03(b) of the Plan."

6.      Subsection 8.03 is amended by adding the following sentence "Such deferral shall cause the bridge benefit to which he may be entitled to commence only from his elected pension commencement date under the plan." and by adding the following paragraph:

"The eligibility to the bridge benefit of a Member electing early deferred retirement is determined at his Early Retirement Date and the amount of the bridge is determined in accordance with subsection 8.02(c)."

7.      The following subsection is added immediately following subsection 8.07:

"8.08         Adjustment for Early Retirement Pension from Another Company Source

The retirement benefit determined in this section after the application of any early retirement factor in respect of a Member, is reduced or increased as the case may be by the total of all amounts each of which is the amount, in respect of a pension payable from another company source deducted under subsection 7.01, determined by the formula

            A - B

            times

the amount of normal pension payable from the other company source deducted under subsection 7.01 where

"A"    equals the early retirement factor applied under this section,

"B"    equals the early retirement factor applied to the normal pension from the other company source deducted under subsection 7.01."

8.      Subsection 9.02 is amended by adding immediately following the first paragraph the following paragraph:

"The right of the surviving Spouse of a Member to a joint and survivor pension shall terminate and the pension guarantee elected by the Member under paragraph 9.02(b.1), 9.02(b.2) and 9.02(b.3) or under an equivalent provision of the Supplemental Plan as it read prior to 1 January 2001 shall be null and void following modification effected pursuant to subsection 9.06."

9.      Clause (b) of subsection 9.02 is replaced by the following:

"(b.1)         the Spouse's pension payment guarantee (option 1)

Under this guarantee the retirement benefit is payable during the Member's lifetime with a provision that if his Spouse survives him 50% of such retirement benefit as elected by the Member at the time of electing the guarantee will be payable after his death to the Spouse nominated by the Member at the time of electing the guarantee during the remaining lifetime of the Spouse.

Should the Spouse die before the Member's Payment Commencement Date, the election of this guarantee shall be null and void.

(b.2)          the Spouse's pension payment guarantee (option 2)

Under this guarantee the retirement benefit is payable during the Member's lifetime with a provision that if his Spouse survives him, either 60% (not available to Provincial Employees of Manitoba) or 66 2/3% (only available to Provincial Employees of Manitoba), 75% or 100% of such retirement benefit as elected by the Member at the time of electing the guarantee will be payable after his death to the Spouse nominated by the Member at the time of electing the guarantee during the remaining lifetime of the Spouse.

Furthermore under this guarantee, if the death of the Member occurs while he is still in receipt of a bridge benefit, a corresponding percentage of the bridge benefit will be payable after his death to such Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.

Should the Spouse die before the Member's Payment Commencement Date, the election of this guarantee shall be null and void.

(b.3)          the Spouse's pension payment guarantee (option 3)

Under this guarantee the retirement benefit is payable during the Member's lifetime with a provision that if his Spouse survives him and his death occurs prior to having received 120 monthly payments, payments will be continued to the Spouse nominated by the Member at the time of electing the guarantee until 120 payments in all have been made and thereafter 60% of the retirement benefit will be payable during the remaining lifetime of such Spouse.  If such Spouse predeceases the Member or dies before the 120 monthly payments have been made, payments will be continued to the Member's Beneficiary until 120 monthly payments in all have been made.

Furthermore under this guarantee, if (i) the death of the Member occurs while he is still in receipt of a bridge benefit, (ii) payment of the bridge benefit began before he attained the age that is ten years under his limit date, as such term is defined in paragraph 8.02(c), (iii) the death of the Member occurs before having received 120 bridge benefit payments and (iv) his Spouse survives him, bridge benefit payments will be continued to the Spouse nominated by the Member at the time of electing the guarantee until 120 bridge benefit payments in all have been made and thereafter 60% of the bridge benefit will be payable to such Spouse until the earlier of the date on which the Member, had the Member survived,  would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of the Spouse's death.  If such Spouse predeceases the Member or dies after the Member but before 120 bridge benefit payments have been made, bridge benefit payments will be continued to the Member's Beneficiary until 120 bridge benefit payments in all have been made.  If under condition (iii) above the death of the Member occurs after having received 120 bridge benefit payments and all other conditions remain unchanged, 60% of the bridge benefit will be payable to such Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.

Alternatively under this guarantee, if (i) the death of the Member occurs while he is still in receipt of a bridge benefit, (ii) payment of the bridge benefit began on or after he attained the age that is ten years under his limit date, as such term is defined in paragraph 8.02(c) and (iii) his Spouse survives him, payments will be continued to such Spouse nominated by the Member at the time of electing the guarantee until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.  If such Spouse predeceases the Member or dies after the Member but before the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c), payments will be continued to the Member's Beneficiary until the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c).

Should the Spouse die before the Member's Payment Commencement Date, the election of this guarantee shall be null and void."

10.       Table A of clause (c) of subsection 9.02 is amended by inserting after the second row the following additional row:

            "60%/10yr. guar.          96 2/3%             -"

11.    The second paragraph of clause (d) of subsection 9.02 is replaced by the following:

"Furthermore under this guarantee, if the death of the Member occurs while he is still in receipt of a bridge benefit and before having received 120 bridge benefit payments, payments of the bridge benefit will be continued to the Member's Beneficiary until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date at which 120 payments in all have been made.

If the Member elects such guarantee at his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, his retirement pension is multiplied by the greater of 95% and a factor, in percent, which will make the resulting benefit the Actuarial Equivalent of his retirement benefit in the five-year payment guarantee and his bridge benefit is multiplied by a factor which will make the resulting bridge benefit the Actuarial Equivalent of his bridge benefit that without this guarantee would normally have terminated at the earlier of his death or the limit date, as such term is defined in paragraph 8.02 (c)."

11.       The following subsections are added immediately following subsection 9.05:

"9.06         Retirement Benefit Redetermination after Payment

Commencement Date

This subsection applies only to a Member who at the relevant time is a Provincial Employee of Quebec.  If after Payment Commencement Date the right of a Spouse to a joint and survivor pension is terminated under the Plan and there exists no legal obligation or demand pending upon the Supplemental Plan to pay such joint and survivor pension upon the Member's death, the Administrator must upon application redetermine, as of the effective date of such termination or if the Spouse's right terminated prior to 1 January 2001, as of the date of application by the Member, the Member's retirement benefit that has been established based on the election by the Member of a Spouse's pension payment guarantee under paragraph 9.02(b.1), 9.02(b.2) or 9.02(b.3) or under an equivalent provision of the Supplemental Plan as it read prior to 1 January 2001. The redetermined retirement benefit shall be in the same amount and have the same characteristics as the retirement benefit according to the five-year guarantee.  The redetermination of a retirement pension under this subsection cannot alone operate to reduce the amount of the retirement pension paid to the Member.

9.07          Pension Payment Guarantee (transition)

Where a Member whose Payment Commencement Date occurred during the period beginning 1 January 2001 and ending 30 September 2001 dies while still in receipt of a bridge benefit and is survived by the Spouse nominated by the Member at the time of electing the Spouse's pension payment guarantee (option 1) described in paragraph 9.02(b.1), 60% of the bridge benefit will be payable after the Member's death to that Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of that Spouse's death."

12.    Subsection 10.01 is amended by deleting the words "after the completion of two years of Continuous Service as a Member or two years of Credited Service and".

13.    The two paragraphs of subsection 10.06 are replaced by the following:

"The amount payable to a Member's Beneficiary of any retirement benefit under the five-year guarantee, the ten year guarantee or the spouse's pension payment guarantee (option 3) and of any bridge benefit under the spouse's pension guarantee (option 3) or the ten year guarantee may, if so requested by the Beneficiary, be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement benefit payments or bridge benefit payments under the guarantee.

The amount payable to a Member's estate of any retirement benefit under the five-year guarantee, the ten-year guarantee or the spouse's pension payment guarantee (option 3) and  of any bridge benefit under the spouse's pension payment guarantee (option 3) or the ten year guarantee shall be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement benefit payments or bridge benefit payments under the guarantee."

14.    The sole paragraph of subsection 10.07 is replaced by the following:

"The Beneficiary designation made in accordance with subsection 10.04 shall apply to any retirement benefit payments payable upon the death during retirement of a Member who received a retirement benefit under the five-year guarantee, the 10-year pension payment guarantee or the spouse's pension payment guarantee (option 3), to any remaining retirement benefit payments payable upon the death of the Member's Spouse who received benefit payments under the spouse's pension payment guarantee (option 3), to any bridge benefit payments payable upon the death of a Member who received a retirement benefit under the spouse's pension payment guarantee (option 3) or under the ten year guarantee and to any remaining bridge benefit payments payable upon the death of the Member's Spouse who received benefit payments under the spouse's pension payment guarantee (option 3)."

15.   Subsection 11.02 is amended by deleting the words "after the completion of two years of Continuous Service while a Member or two years of Credited Service, (or for a Provincial Employee of Saskatchewan, a continuous period of one year if his age and the number of years of service or Credited Service when added equals at least 45)" and by inserting immediately after the words "under (a) unless" the words ", where he is otherwise entitled to a deferred retirement pension under the Plan,".

16.   The following subsection is added immediately following subsection 11.03:

"11.04       Ceasing to be a Canadian Resident

An application by a Member in accordance with subsection 12.07 of the Plan to receive a lump sum payment equal to the value, according to his entitlement, of his retirement benefit under the Plan shall be deemed to include an application to receive a lump sum payment equal to the value, according to his entitlement, of his retirement benefit under the Supplemental Plan.  However, payment in such lump sum is subject to approval by the Company."

The above amendments are effective from 1 January 2001.

SCHEDULE OF AMENDMENTS 02-2

1.      The following subsection is added immediately following subsection 15.09:

15.10     Pension Augmentation at 1 October 2002

15.10.1    The retirement pension, the deferred retirement pension and the Disability Pension of a Member who has retired, terminated his employment or became disabled as the case may be, before 2 September 2002, including the pension payable under any attached elected pension payment guarantee, either contingent or in payment, and the pension, either deferred or in payment, to a surviving spouse, shall be augmented on 1 October 2002.

The monthly amount of the augmentation on any date of calculation on or after 1 October 2002 is equal to the product of the Adjusted Augmentation Factor and the Monthly Pension.

15.10.2  For the purposes of this subsection 15.10 only, the following expressions shall have the meanings set out below:

"Commencement Date" means the earliest of a Member's retirement date;  the date he became disabled;  the date of termination of service;  the date he became eligible to an unreduced early retirement pension, but not before 1 January 2001, if on 30 December 2000 he had been on the non-active payroll of a Participating Company and, in the case of a pre-retirement surviving spouse's pension, the first of the month following the Member's date of death.

"Consumer Price Index" for a month means the Consumer Price Index for the month as published by Statistics Canada under authority of the Statistics Act or the corresponding index of the country in whose currency the Monthly Pension is paid at a fixed rate of exchange.

"Monthly Pension" means the monthly equivalent of the pension referred to in subparagraph 15.10.1.

"Adjusted Monthly Pension" means the sum of adjusted monthly pension determined under paragraph 19.10.2 of the Plan and the Monthly Pension payable at 1 October 2002, excluding that portion which ceases to be paid at age 65, or payable at normal retirement date in the case of a deferred pension.

"Augmentation Factor" means the factor determined by the following formula[1]:

the greater of

(i)         A + B - 1
and
(ii)        nil

where

"A" equals the lesser of

(i)         1.03C/12
and
(ii)        CPI1 / CPI2,

"B" equals the greater of

(i)         0.5 x (CPI1 / CPI2 - 1.03C/12)
and
(ii)        nil

"C" equals the lesser of

(i)         12
and
(ii)        the number of months that the Commencement Date precedes 1 October 2002,

"CPI1" equals the average Consumer Price Index for the 12-month period ending 30 June 2002,

and

"CPI2" equals the average Consumer Price Index for the 12-month period ending the later of

(i)         three calendar months prior to the month during which the Commencement Date occurred
and
(ii)               30 June 2001.

________________________________

[1] The formula may also be expressed as follows:

              Max. {nil;  [ Min. (1.03C/12; CPI1 /  CPI2 ) + 0.5 x Max. (nil; CPI1 /  CPI2 - 1.03C/12 ) ] - 1}

"Adjusted Augmentation Factor" means the factor determined by the following formula:

                        Augmentation Factor x A
                   ---------------------------------
                     Adjusted Monthly Pension

where A equals the lesser of

(i)                 Adjusted Monthly Pension
and
(ii)        $25,000.00 or where the Monthly Pension is paid at a fixed rate of exchange in a currency other than Canadian dollars, the equivalent of $25,000.00 in that other currency converted at the rate of exchange of 30 June 2002.

15.10.3  The retirement pension of a Member, who retires on or after 1 October 2002 and who immediately prior to such retirement was in receipt of an Approved Disability Benefit, shall be augmented from his retirement date by the same augmentation percentage that would otherwise have applied to his retirement pension had his date of disability been his Commencement Date for the purpose of calculating such augmentation.

15.10.4  The retirement pension of a Member, who retires on or after 1 October 2002 and, who on 30 December 2000 and immediately prior to such retirement was on the non-active payroll of a Participating Company, shall be augmented from his retirement date by the same augmentation percentage that would otherwise have applied to his retirement pension had the date of his eligibility to an unreduced early retirement pension, but not before 1 January 2001, been his Commencement Date for the purpose of calculating such augmentation.

15.10.5  Unless it is an integral number of hundreds of 1%, the sum, on a compounded basis, of the augmentation factors under this and all previous pension augmentations since Commencement Date shall be rounded to the next higher multiple of 0.01%.

The above amendment shall come into force on 1 October 2002.